UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES
EXCHANGE ACT OF 1934

LAZARD GLOBAL MID CAP FUND, INC.

(Exact name of registrant as specified in its charter)

Maryland (State of incorporation or organization) 30 Rockefeller Plaza, New York, New York (Address of principal executive offices)	470948425 (I.R.S. Employer Identification No.) 10112 (Zip Code)

                      Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class To be so registered Common Stock, $0.001 Par Value	Name of each exchange on which each class is to be registered New York Stock Exchange

          If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    |X|

          If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    |  |

Securities Act registration statement file number to which this form relates: 333-121222

Securities to be registered pursuant to Section 12(g) of the Act: Not Applicable

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.      Description of Registrant's Securities to be Registered.

          The description of the Registrant's Common Stock, $0.001 par value per share, registered hereunder is incorporated by reference from the description of the Registrant's Common Stock set forth under the caption "Description of Shares" in the Registration Statement on Form N-2 (Registration No. 333-121222), as amended, filed by the Registrant with the Securities and Exchange Commission, including any form of Prospectus to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

Item 2.     Exhibits

          Not Applicable.

SIGNATURE

           Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

LAZARD GLOBAL MID CAP FUND, INC. By: /s/ David A. Kurzweil Name: David A. Kurzweil Title: Assistant Secretary

Date: December 28, 2004